EXHIBIT 23(h)







We consent to the filing of the opinion contained as Exhibit B to the Merger Agreement filed as Annex A to this Joint Proxy Statement/Prospectus, and to the reference to our firm under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                     Sincerely,



                                     /s/ FOX, ROTHSCHILD, O'BRIEN & FRANKEL
                                     ---------------------------------------
                                     FOX, ROTHSCHILD, O'BRIEN & FRANKEL






Philadelphia, Pennsylvania
September 30, 1996















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